TTI HOLDING OF AMERICA CORP.
                           SUBSIDIARIES OF REGISTRANT

                                  EXHIBIT 21.1
              Transventures Industries, Inc. - New York Corporation





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                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, TTI Holdings of America Corp. has duly caused this Report to be signed on behalf of the undersigned thereunto duly authorized on February 13, 2002.

                          TTI HOLDINGS OF AMERICA CORP

                             By /s/ James W. Zimbler
                               ---------------------
                    James W. Zimbler, President and Director

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed by the following persons in the capacities indicated and on February 13, 2002

Signature                                           Title
--------------------                                ------

/s/ James W. Zimbler                                President and Director
--------------------
James W. Zimbler


/s/ Andrew B. Mazzone                               Chairman of the Board
---------------------                               Principal Financial Officer
Andrew B. Mazzone                                   Principal Accounting Officer